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                         SOFTWARE SERVICE AGREEMENT
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The following document constitutes a Software Service Agreement between:

SUMMIT V, INC., a subsidiary of Jenkon International, Inc., a corporation organized and existing under the laws of the State of Washington, United States of America, located at 7600 NE 41ST STREET, SUITE 350, VANCOUVER, WASHINGTON, 98662, hereinafter referred to as Seller, and a corporation organized and existing under the laws of the State of Georgia, United States of America, located hereinafter referred to as LICENSEE.

1.     BASIS OF AGREEMENT:

       Buyer has engaged Seller to provide certain software services as described further below with respect to the Summit V Jenkon Software Base System and related modules (hereinafter referred to as the "Software") which are the subject of a Software License Agreement dated as of _____________ between Seller and Buyer.

2.     PRICE AND PAYMENT:

2.1    PRICE:

       Buyer shall pay annually to Seller for Covered Service as defined, the sum of ________ in U.S. Funds. ANNUAL THIRD PARTY SOFTWARE SUPPORT EQUALS THE SUM OF ________ IN U.S. FUNDS.

2.2    PAYMENT SCHEDULE:

       Seller will invoice Buyer in advance for each period of Covered Service. Payments are required to be received by Seller PRIOR to the start of the period to insure continued service.

       PAYMENT SCHEDULE: PAYMENT OF            TO BE INVOICED MONTHLY (SEE
       SALES ORDERS #          ) THIRD PARTY SOFTWARE SUPPORT PAYMENT
       SCHEDULE; PAYMENT OF         TO BE INVOICED MONTHLY. (SEE SALES ORDER
       #     )

2.3    EFFECTIVE DATE

       The effective date of this Agreement shall be the Date of Acceptance as determined in Paragraph 4.12.1 of the Software License Agreement.

2.4    TAXES:

       All service charges are exclusive of applicable federal, state or local taxes. Buyer shall pay or reimburse Seller for any such taxes to the invoices submitted to Buyer by Seller.

2.5    CHANGES IN SERVICE RATE:

       Seller may change the service charges for Covered Service anytime with thirty (30) days prior written notice to the Buyer. Buyer has the right to cancel this Agreement within thirty (30) days of receiving such notice with a written cancellation notice. Seller may not increase the service charges more often than annually. The service charges for the first twelve months of this

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       Agreement will be fixed at price not to exceed 15% of the total license fees for the Licensed Software. In no event shall the service charges to licensee exceed the preceding year's service charges by more than 15 percent. When additional Licenses and or Modules are purchased standard service charges will be calculated as of the date of purchase.

3.     COVERED SERVICE:

3.1    COVERED SERVICE:

       The term "Covered Service" as used herein means the periodic service Seller deems reasonable, appropriate and necessary to keep Buyer's Software performing as documented in the documentation manuals provided by Seller to Buyer. Covered Service shall be provided during Seller's normal business hours on all weekdays, Monday through Friday. Buyer shall have access to Emergency Hotline Support outside of normal business hours and during holidays. Seller shall provide to Buyer under the terms of this Agreement, the following:

       3.1.1 Continuing warranty that the licensed programs will perform in conformity with the written manuals for the version of Licensed Software in use.

       3.1.2 Free telephone support service during Seller's normal business hours.

       3.1.3   Free access to 24 hour Emergency Hotline Support Services.

       3.1.4 New enhancements and upgrades to Licensed Software. Major enhancements that are priced separately to other Buyers who purchase similar Software from Seller will be made available to Buyer at costs charged by Seller to such other customers. Where Buyer has implemented special changes to existing programs, the new enhancements may required special installation work to incorporate the Buyer's special changes. In such cases, Seller will install the enhancements at buyers request with special changes incorporated, and charge the fees based on Seller's current rates.

       3.1.5 New versions of computer equipment operating system tapes as they are made available to Seller from the equipment vendors. Seller will provide installation instructions for each tape.

       3.1.6 Manufacturer/vendor technical notes as they are made available to Seller. These notes often describe operating system problems and solutions that the vendor has discovered and other information of a technical nature that may assist Buyer to keep the computer equipment operational and operating system Software at the most current version releases and functionality.

       3.1.7 Seller will, from time to time, advise Buyer of new devices, software programs, or other information that will aid Buyer in the ongoing utilization of the computer system.

       3.1.8 Patches and fixes to the Software as they are made generally available by Seller.

       3.1.9 Free Software program updates to generate 1099 and T4A forms for U.S. and Canadian tax reporting.

       3.1.10 Repair or correction of Software programming due to special changes made by Seller at Buyer's request.

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       3.1.11  Correction of Buyer data caused by Licensed Software program error.

       3.1.12 Seller shall respond to a call from Buyer for covered services by the end of the next business day.

3.2    EXCLUSIONS FROM COVERED SERVICES

       Covered Service does not include the following:

       3.2.1   Those items listed under 3.3, "Billable Service Call".

       3.2.2 Correction of Buyer data caused by Buyer's error, or equipment failure.

       3.2.3   Work on Software not sold and licensed to Buyer by the Seller.

       3.2.4 Buyer shall advise Seller in writing of any modifications made to the Software. Seller shall not be responsible for maintaining Buyer modified portions of the Software. Corrections or defects traceable to Buyer's errors or system changes will be billed at Seller's standard time and materials rate.

3.3    BILLABLE SERVICE CALL

       Billable service call will be any service, other than Covered Service, performed by Seller and includes, but is not limited to, the following types of service:

       3.3.1. Work requested by the Buyer for the creation of new software programs, or the enhancement or customizing, of existing Software programs.

       3.3.2. Training, consulting, or advising Buyer on matters not covered under Covered Service.

       3.3.3   Correcting or changing data at the request of Buyer.

       3.3.4 Work requested by Buyer to install new enhancements to previously changed or customized programs where the new version of the programs does not contain the special change or customized feature previously installed for Buyer.

       3.3.5 Work required to correct the Operating System or Licensed Software which has been modified by the Buyer or a third party.

       3.3.6 Work required to correct problems which would not have occurred if the current release of the Software, which had been offered to the Buyer, was being used by Buyer but the Buyer elected not to load it on the system.

       3.3.7 Revisions to the operating system and the application Software that are made available to the Seller by the Manufacturer for a fee, are excluded from being provided at no charge and will be made available to Buyer for a fee.

3.4    BILLABLE SERVICE TERMS AND RATES

       Billable service will be charged to the Buyer according to the Seller's billable rates in force at the time the service is carried out. All charges for billable service shall be paid by Buyer within the terms set in the sales order for any work sold on a sales order, otherwise within the due date on the invoice. Failure the comply with this shall cause a default of this Agreement. Interest will be

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       charged on the past due balances at an annualized rate of 18% (1.5%
       per month) or the maximum allowed by law, whichever is less.

       Billable service calls, as defined herein, performed at Buyer's location will be charged at a minimum rate of $150.00 per hour. Each additional hour beyond the first eight will be charged at the Seller's current billable rates, plus transportation, lodging, and other related business expenses.

3.5    TAXES

       All service charges are exclusive of applicable federal, state or local taxes. Buyer shall pay or reimburse Seller for any such taxes to the invoices submitted to Buyer by Seller.


4.     TERMS AND TERMINATION:

       This Agreement shall become effective on the Effective Date of this Agreement, and unless sooner terminated as hereinafter provided, shall remain in full force and effect for an initial term of one (1) year from such date, and then automatically renewed each subsequent year unless otherwise terminated by either party by written notice delivered at least 30 days in advance. Automatic renewal shall not occur if Buyer is in default of a material term of the Agreement.

       Either Buyer or Seller, after the initial term, may terminate this Software Service Agreement at any time upon thirty (30) days written notice.

       Seller shall have the right at its option to immediately terminate this Agreement by written notice to Buyer in the event of:

       4.1     An assignment for the benefit of creditors, or

       4.2     Admitted insolvency, or

       4.3     Dissolution or loss of charter by forfeiture, or

       4.4 Being adjudged bankrupt or insolvent by a United States Court of competent jurisdication, or

       4.5 A trustee or receiver being appointed for all assets or any substantial proportion thereof, or

       4.6 Filing a voluntary petition under any bankruptcy or other similar law providing for reorganization, dissolution, or liquidation, or

       4.7 Consenting to the appointment of a receiver or a trustee for all assets of any substantial part thereof.


5.     LIMITATION OF LIABILITY:

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5.1    LIMITATIONS

       In all situations involving performance or nonperformance of the Licensed Software furnished hereunder, Seller's entire liability and the Buyer's exclusive remedy shall be as follows:

       5.1.1 The correction by Seller of Licensed software defects, and the correction or restoration of any Buyer's data that was damaged or corrupted by any Licensed software defect, or

       5.1.2 If, after reasonable efforts, Seller is unable to make the unmodified Licensed Software operate as documented, Buyer shall be entitled to recover actual damages to the limits as set forth in this section. For any other claim concerning performance or nonperformance of Licensed Software pursuant to or in any other way related to the subject matter of this Agreement and any supplement hereto, the Buyer shall be entitled to recover actual damages to the limits set forth in this section.

       5.1.3 Seller's liability for damages to the Buyer for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including negligence, shall be limited to the total amounts paid to Seller under the Software License Agreement. In no event will Seller be liable for damages caused by the Buyer's failure to perform the Buyer's responsibilities.

       5.1.4 In as much as Buyer shall prepare commission checks from time to time, Buyer shall accept full responsibility to audit and verify all commission calculation amounts before sending any commission check to any person. In the event an error is found, whether before or after any commission check is sent to any person, Seller's exclusive liability shall be to correct the software programs in a timely fashion. If Buyer sends incorrect commission checks to any person, Seller shall not be liable for loss of profits or damages of any kind resulting from the incorrect calculations of commission amounts.

       5.1.5 No action regardless of form, arising out of a claim of a breach of this Agreement may be brought by either party more than two (2) years after the date of the alleged breach, except that an action for nonpayment will be limited only by the statute of limitations of the State of Washington.

6.     GENERAL:

6.1    DEFAULT

       It is a default under this Agreement if any one or more of the following events occur and Seller is adversely affected:

       6.1.1 Buyer breaches any one or more of the covenants, terms or conditions of this Agreement to be paid, performed, or complied with by Buyer; or

       6.1.2  Buyer becomes bankrupt or insolvent

6.2    NOTICES

       All notices required hereunder shall be given in writing and shall be personally delivered or sent by postage prepaid mail addressed to the parties at their addresses first mentioned, or at such other addresses as either party may designate to the other by notice as provided in this section. Notices

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       shall be deemed effective upon their deposit into the U.S. Mail, properly addressed and postage prepaid.

6.3    INVALID PROVISIONS

       If any provision of this Agreement be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby.

6.4    ENTIRE AGREEMENT

       This Agreement supersedes all prior agreements, letters of intent, negotiations, representations and proposals, written or oral, requests for proposals, or previous discussions of the parties. There have been no other promises or inducements, oral or written, given by any party to the other to enter into this Agreement. The parties agree that this Agreement or any term or provision thereof shall not be modified in any manner whatsoever without the written authorization of both parties hereto and signed by both an authorized representative of Buyer and by an authorized representative of Seller. To the extent of any conflict or inconsistency, the Software License Agreement shall supersede and prevail over any term of this Software Service Agreement as to the matters addressed herein.

6.5    ARBITRATION

       If any controversy or dispute arises out of this Agreement, or the breach thereof, the parties will endeavor to settle such dispute amicably. If the parties shall fail to settle any dispute, such dispute shall be finally settled by binding arbitration conducted in Clark County, Washington. All arbitration shall be in accordance with the then existing Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this section shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this Agreement shall be valid and sufficient. If either party seeks to enforce its rights under this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party.

6.6    ATTORNEY FEES

       The prevailing party in any arbitration or lawsuit concerning this Agreement or any matter related thereto shall be entitled to any award of reasonable attorney fees and costs from the other, including fees incurred through trial, appeal or in bankrupt proceedings. Attorney fees awarded pursuant to this paragraph shall not be included within the definitions of "Damages" or otherwise limited by paragraph 5.1.1.

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7.     AUTHORIZED SIGNATURE:

       This Agreement shall be binding upon Buyer and Seller only at such time as it has been signed by an Authorized Officer of the Buyer and by an Officer, identified below, of Seller.

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ACCEPTED BY:          SUMMIT V, INC.
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NAME:
(PLEASE PRINT)
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NAME:
(SIGNATURE)
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TITLE:
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DATE:
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